Exhibit 99.2

News Release

For Immediate Release:

January 28, 2011

International Barrier Technology Reports 28% Growth in Sales Revenue and 57% Growth in Sales Volume of Shipments for the Fiscal Period July 1, 2010 through December 31, 2010

January 28, 2011 – Watkins, MN International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials is pleased to release fiscal year-to-date revenue and sales volumes results for the period July 2010 – December 2010) and month ended December 31, 2010.  Overall revenue generated for the reporting period was $1,756,507, a 28% increase over the $1,372,344 generated during the same period in the prior year. (*Sales revenue would be approximately $340,000 higher if the pass through charges for both substrate and outbound freight were included as in previous years.)  Fiscal revenue into the Residential Roof Deck/Wall Assembly/Structural Insulated Panel Market increased 116% and revenue into the Commercial Modular Market increased 19%.  Total revenue in the month of December 2010 was 15% higher than December 2009 ($294,231 vs. $256,636).

Sales volume of shipments of Barrier products for the fiscal year-to-date period July 2010 – December 2010 was 3,528,200 sq. ft.  This is an increase of 57% over the 2,245,700 sq. ft. that was shipped during the first two quarters in the previous fiscal year (Jul-Dec 09).  Sales into the Residential Roof Deck/Wall Assembly/Structural Insulated Panel Market increased by 195% during the reporting period and shipments into the Commercial Modular Market grew by 28%.  Shipment volumes for the month ending December 31, 2010 were 523,400 sq. ft. vs. the 443,300 sq. ft. shipped during December 2009 (18% increase).

Barrier continues to see substantial growth in year over year sales results.  Barrier’s President and CEO, Dr. Michael Huddy, attributes that growth to both the strong private label partnerships that continue to expand market share and the general impression that the overall building industry is gradually starting the recovery process.

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as LP® FlameBlock® Fire-Rated OSB Sheathing and Mule-Hide FR Deck Panel. Barrier's award-winning fire-resistant wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact.  Barrier's family of products provides customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.  For more information please visit www.intlbarrier.com.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: tcorcoran@intlbarrier.com

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Tom Corcoran, Investor Relations Manager

International Barrier Technology

(866) 735-3519

tcorcoran@intlbarrier.com

For more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.